SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):  March 28, 1996


                    JOHNSTON INDUSTRIES, INC.
     ______________________________________________________
     (Exact name of Registrant as specified in its charter)


     Delaware              1-6687               11-1749980
___________________  ____________________  ________________________
(State or other        (Commission File       (IRS Employer
jurisdiction            Number)                Number)
of incorporation)


         105 Thirteenth Street                 31901
          Columbus, Georgia
________________________________________     _________
(Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code: (706) 641-3140


                          Not Applicable
__________________________________________________________________
  (Former name or former address, if changed since last report)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On March 28, 1996, Johnston Industries, Inc. ("Johnston" or

the "Company") completed the previously announced acquisition of the publicly held shares of the Company's majority owned

subsidiary, Jupiter National, Inc., ("Jupiter").  The acquisition was accomplished by means of the merger (the "Merger") of JI

Acquisition Corp., a wholly owned subsidiary of Johnston ("Merger

Sub"), with and into Jupiter, pursuant to the Amended and

Restated Agreement and Plan of Merger, dated as of August 16,

1995 and amended and restated as of January 26, 1996, by and among Johnston, Merger Sub and Jupiter (the "Merger Agreement").

As a result of the Merger, Jupiter became a wholly owned

subsidiary of Johnston.  The Merger was approved by the requisite vote of stockholders of Jupiter at a special meeting held on

March 12, 1996, and was effected by the filing of a Certificate of Merger with the Secretary of State of Delaware on March 28,

1996.  Pursuant to the Merger Agreement, at the effective time of the Merger on March 28, 1996, each outstanding share of common stock of Jupiter (other than shares held by Johnston) was

cancelled and converted into the right to receive $33.97 per share in cash, without interest (the "Merger Consideration").

The Merger Consideration was determined in negotiations between

Johnston and a committee of independent members of the Jupiter board of directors, and their respective legal and financial advisors.  The Merger will be accounted for as a purchase by

Johnston of the minority shares.


     Prior to the consummation of the Merger, Jupiter was a

majority owned subsidiary of the Company, engaged principally in two businesses -- textile manufacturing and venture capital

investing.  Through its subsidiary, Wellington Sears Company,

Jupiter manufactures and sells cotton and polyester textiles principally for the home furnishings and industrial products markets.  In addition, principally through its subsidiary,

Greater Washington Investments, a registered small business

investment company, Jupiter holds a portfolio of venture capital investments which represent debt and equity interests in a number of developing companies.  Johnston

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

expects to achieve certain operational and cost efficiencies from combining certain administrative functions and operations of

Wellington Sears Company with those of Johnston or its other operating units.  However, Johnston does not intend to continue

Jupiter's venture capital business over the long-term, and, will explore alternative strategies to dispose of that business.



     In order to obtain the funds necessary to finance the Merger and related transactions, and to refinance the Company's existing debt, Johnston obtained a $160,000,000 secured credit facility pursuant to a Credit Agreement, dated March 28, 1996, by and among the Company, Opp and Micolas Mills, Inc., Southern Phenix

Textiles, Inc., Wellington Sears Company, Johnston Industries

Composite Reinforcements, Inc., and T.J. Beall Company

(collectively, the "Borrowers"), the banks named therein (the

"Banks"), The Chase Manhattan Bank, N.A., as administrative

agent, NationsBank, N.A., as syndication agent, and Chase

Securities, Inc., as arranger (the "Credit Agreement").  Under the Credit Agreement, the Banks have made available to the

Borrowers up to $160,000,000 principal amount of senior secured financing in the form of (i) a term loan in the principal amount of $40,000,000 maturing in five years ("Term Loan A"), (ii) a term loan in the principal amount of $40,000,000 maturing in seven years ("Term Loan B"), and (iii) revolving credit loans in an aggregate principal amount of up to the lesser of $80,000,000 or the borrowing base then in effect (the "Revolving Credit

Loan").  The borrowing base is an amount equal to (i) 85% of the

Borrowers' eligible accounts receivable, plus (ii) a percentage of the Borrowers' eligible inventory (both subject to certain eligibility criteria), plus (iii) up to 25% of the orderly

liquidation value of the Borrowers' plant and equipment.



     Johnston will be required to make scheduled amortization

payments in connection with the Term Loans as follows:  (i) with respect to Term Loan A, $8 million on the second anniversary of the Closing Date, $10 million on the third and fourth

anniversaries of the Closing Date, and $12 million on the fifth anniversary of the Closing Date; and (ii) with respect to Term

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

Loan B, $500,000 on the second, third, fourth and fifth

anniversaries of the Closing Date, and $19,000,000 on the sixth and seventh anniversaries of the Closing Date.



     All amounts outstanding under the Credit Agreement will bear interest at (i) the Base Rate or LIBO Rate (as defined in the

Credit Agreement), plus an applicable margin based upon the type of loan and the ratio of Johnston's consolidated funded debt to consolidated earnings before interest, taxes, depreciation and amortization.  The Base Rate is defined as the higher of (i) the

Federal Funds Rate, as published by the Federal Reserve Bank of

New York, plus 1/2 of 1 percent or (ii) the prime commercial lending rate of the Administrative Agent as announced from time to time.  With respect to Term Loan A and the Revolving Credit

Loan, the applicable margin ranges from zero to 125 basis points for loans bearing interest at a rate based upon the Base Rate

("Base Rate Loans") and 100 to 250 basis points for loans bearing interest based upon the LIBO Rate ("Eurodollar Loans").  With respect to Term Loan B, the applicable margin is 175 basis points for Base Rate Loans and 300 basis points for Eurodollar Loans.



     The Credit Agreement provides for certain customary

affirmative and negative covenants and events of default,

including, but not limited to, covenants regarding Johnston's capital expenditures, funded debt, tangible net worth, leverage,

working capital, interest coverage and fixed charge coverage, as well as limitations on other indebtedness, mergers, acquisitions

(and asset sales), other liens and investments.  As security for the obligations of the Borrowers under the Credit Agreement, the banks have been granted a security interest in substantially all the assets owned or hereafter acquired by the Borrowers.



     Under the Credit Agreement, the loans are subject to certain mandatory prepayments of excess cashflow (as defined) or proceeds from sales of assets, insurance recoveries or issuances of debt or equity.  In addition, voluntary prepayments are permitted in whole or in part, with

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



prior notice but without premium or penalty for base rate loans or upon the expiration date of each Eurodollar Loan having an unexpired interest period.



     In connection with the Credit Agreement, Johnston agreed to pay the Banks a fee equal to 2.00% of the aggregate principal amount available for drawing under the letters of credit.  In addition, the Credit Agreement provides that Johnston will pay a commitment fee ranging from 25 to 50 basis points per annum of the unused portion of the Revolving Loan plus an annual

administrative fee.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.



     (a)  Financial Statements



          As of the time of filing this Current Report, it is

impracticable to provide the financial statements required by this Item 7(a).  The registrant intends to file the required financial statements as soon as practicable and in any event not later than 60 days after the date of this Current Report.



     (b)  Pro Forma Financial Information



          As of the time of filing this Current Report, it is

impracticable to provide the pro forma financial information required by this Item 7(b).  The registrant intends to file the required pro forma financial information as soon as practicable and in any event not later than 60 days after the date of this

Current Report.





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

     (c)  Exhibits.



          The exhibits listed in the exhibit index are filed as a

part of or incorporated by reference in this Current Report.



























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
                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              JOHNSTON INDUSTRIES, INC.
                              (Registrant)



Dated: April 1, 1996          By:
                                   John W. Johnson
                                   Chief Financial Officer

















                        Page 7 of 9 Pages

                          EXHIBIT INDEX

 Exhibit No.                     Description

    10.1* Amended and Restated Agreement and Plan of Merger dated as of August 16, 1995 and amended and restated as of January 26, 1996, by and among Johnston Industries, Inc., JI Acquisition Corp. and Jupiter National, Inc.

    99.1       Press  Release  issued  by Johnston  Industries,
               Inc. on March 29, 1996.



















* Filed as exhibit (c)(1) to Amendment No. 2 to the Transaction Statement on Schedule 13E-3 filed by Johnston Industries, Inc., JI Acquisition Corp., Jupiter National, Inc., and David L. Chandler on February 8, 1996 (Commission File Number 1-9791) and incorporated herein by reference.



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